Exhibit 99.1

Revance Investor Day Highlights New Neuroscience Indications in Development

- Lead product for treatment of glabellar lines on track to report SAKURA Phase 3 open-label safety results in second half of 2018 -

- Initiating Phase 3 pivotal trial for cervical dystonia in current quarter -

- Company to add RT002 clinical programs in adult upper limb spasticity and chronic migraine -

NEWARK, Calif., April 19, 2018 - Revance Therapeutics, Inc. (NASDAQ:RVNC), a biotechnology company developing neuromodulators for use in treating aesthetic and therapeutic conditions, is holding its first Investor Day in New York City today. Executive management intends to provide company updates on the science underlying its technology platform, its long duration product candidate DaxibotulinumtoxinA for Injection (RT002) and key elements of its Product Launch Velocity Plan.

“Our vision is to be the leader in neuromodulators in any form,” said Dan Browne, President and Chief Executive Officer at Revance. “We believe we have the science, analytic capabilities, clinical data, production capacity and commercial approach needed to enter the market from a place of strength. Our clinical trials indicate that RT002 is a differentiated neuromodulator, appears to be generally safe and well-tolerated and has shown high response rates and long duration of effect. Upon approval by the FDA, we first plan to launch our long-acting product, RT002, in the aesthetics market to treat frown lines, while pursuing additional therapeutic clinical programs focused on neuroscience. Our Product Launch Velocity Plan for RT002 will rely heavily on a personalized, targeted approach to generate consumer demand for the first next-generation neuromodulator in 30 years.”

Key Company Updates and Announcements

Research & Development:

•	The company intends to provide an overview on its highly purified daxibotulinumtoxinA and the mechanism of action for drug product candidate DaxibotulinumtoxinA for Injection (RT002):

•	RT002’s proprietary peptide excipient serves as a unique stabilizing agent. No human serum albumin (HSA) or animal-sourced ingredients, which can potentially be a source of disease transmission, are used in the production of RT002.

•	Based on stability studies to date, RT002 may not require refrigeration during storage or shipping.

•	Demonstrated dosing and duration of response is not linear because 20 units of the leading neuromodulator, onabotulinumtoxinA (BOTOX®), and 40 units of RT002 contain nearly the same amount of active 150 kDa neurotoxin (0.17 ng 150 kDa vs 0.18 ng 150 kDa, respectively).

•	In vitro data supports the hypothesis that RT002 has strong membrane binding at the site of injection, which the company believes contributes to long duration of effect and high response rates.

Clinical, Regulatory and Launch Milestones:

•	Revance expects to complete and report the SAKURA Phase 3 open-label safety study consisting of approximately 2,500 enrolled patients in the second half of 2018 and is on track to file its Biologics Licensing Application (BLA) for RT002 to treat glabellar (frown) lines in first half of 2019. Product launch is expected in 2020, assuming FDA approval.

•	The following clinical programs for DaxibotulinumtoxinA for Injection (RT002) remain on track:

•	Cervical dystonia: The ASPEN Phase 3 program with RT002 for the treatment of moderate to severe isolated cervical dystonia is planned for initiation in the second quarter of 2018. Program is expected to include a single pivotal trial of approximately 300 patients and an open-label safety study to include approximately 300 patients from the U.S., Canada and Europe.

•	Plantar fasciitis: The 16-week results from the now completed Phase 2a trial in plantar fasciitis showed a 58% reduction in pain from baseline along with a strong placebo response, based on the visual analog scale (VAS) for pain. A follow-on Phase 2 trial for plantar fasciitis is planned for the second half of 2018. Study is expected to be double-blinded, placebo-controlled utilizing two doses of RT002.

•	The company is announcing two new clinical programs for RT002 in neuroscience indications with plans to initiate:

•	Upper limb spasticity: A Phase 2 dosing study in adult upper limb spasticity in the fourth quarter of 2018 with a goal to reduce the number of annual treatments.

•	Chronic migraine: A Phase 2 study in 2019 using a novel approach to treat chronic migraine to optimize the number of injections and designed to achieve long duration of effect.

Market and Commercialization:

•	The neurotoxin market was estimated to be $4 billion in 2017 and is currently expected to grow to $7 billion by 2024.*

•	Recent published surveys on neuromodulators indicates that duration is the #1 unmet need for physicians and long-lasting effect is the #1 patient request.

•	The company has established the Revance Product Launch Velocity Plan – covering sales, marketing, digital outreach and commercial operations – and is preparing for an anticipated launch of RT002 for the treatment of glabellar lines in 2020.

Webcast and Replay

Interested parties can view the slide presentation and access the webcast for the Investor Day within the Investor

Relations section of the company’s website at http://investors.revance.com/index.cfm. The webcast replay will be available today, April 19, after 7:00 pm ET and will remain on the website for approximately 30 days.

About Revance Therapeutics, Inc.

Revance Therapeutics is a biotechnology company developing neuromodulators for use in treating aesthetic and underserved therapeutic conditions, including muscle movement disorders and pain. The company’s lead drug candidate, DaxibotulinumtoxinA for Injection (RT002), is currently in development for the treatment of glabellar lines, cervical dystonia and plantar fasciitis, with plans to initiate studies in upper limb spasticity and chronic migraine. RT002 has the potential to be the first long-acting neuromodulator. Revance has developed a proprietary, stabilizing excipient peptide technology designed to create novel, differentiated therapies. The company has a comprehensive pipeline based upon its peptide technology, including injectable and topical formulations of daxibotulinumtoxinA. More information on Revance may be found at www.revance.com.

“Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.

BOTOX is a registered trademark of Allergan, Inc.

*	Source: Global Industry Analysts, Inc. Botulinum Toxin – A Global Strategic Business Report, Jan 2018

Forward-Looking Statements; Market Data

This press release contains forward-looking statements, including statements related to Revance Therapeutics’ long-term financial outlook and other financial performance, the process and timing of, and ability to complete, current and anticipated future clinical development of our investigational drug product candidates, including but not limited to initiation and design of clinical studies for current and future indications, related results and reporting of such results; statements about our business strategy, timeline and other goals and market for our anticipated products, plans and prospects; and statements about our ability to obtain regulatory approval; and potential benefits of our drug product candidates and our technologies.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates; our ability to obtain funding for our operations; our plans to research, develop, and commercialize our drug product candidates; our ability to achieve market acceptance of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; our ability to successfully commercialize our drug product candidates and the timing of commercialization activities; the rate and degree of market acceptance of our drug product candidates; our ability to develop sales and marketing capabilities; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in Revance’s periodic filings with the Securities and Exchange Commission (the “SEC”), including factors described in the section entitled “Risk Factors” of our annual report on Form 10-K filed March 2, 2018. These forward-looking statements speak only as of the date hereof. Revance disclaims any obligation to update these forward-looking statements.

This press release also includes information about the global neuromodulator market, including growth and trends, that is based on various publicly available sources and on a number of assumptions and limitations. Such market data has been obtained from sources believed to be reliable, but Revance has not independently verified such information and assumes no responsibility for the accuracy of such information. In addition, projections, assumptions and estimates of the future performance of the global neuromodulator market are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above and in the “Risk Factors” section of our Form 10-K filed with SEC on March 2, 2018. The market data in this press release speaks only as of the date hereof or the date specified. Revance disclaims any obligation to update or correct such market data.

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Contacts

INVESTORS

Revance Therapeutics, Inc.:

Jeanie Herbert

(714) 325-3584

jherbert@revance.com

Burns McClellan, Inc.:

Ami Bavishi

(212) 213-0006

abavishi@burnsmc.com

MEDIA

General Media:

TOGORUN:

Mariann Caprino

(917) 242-1087

m.caprino@togorun.com

Trade Media:

Nadine Tosk

(504) 453-8344

nadinepr@gmail.com